SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 October 20, 1997
                Date of Report (Date of earliest event reported)




                         Mediscience Technology Corporation
             (Exact name of Registrant as specified in its Charter)



     New Jersey                       0-7405                       22-1937826
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  (State or other            (Commission File Number)            (IRS Employer
  jurisdiction of                                                Identification
  incorporation)                                                    Number)



               1235 Folkestone Way, Cherry Hill, New Jersey 08034
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (609) 428-7952
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               Registrant's telephone number, including area code


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5 - Other Materially Important Events

         On October 20, 1997 Registrant entered into a 90 day "no shop" agreement with SpectRx, Inc. Norcross GA.(NASDQ/SPRX) a developer of products for less invasive and painless alternatives to blood tests for glucose monitoring, diabetic screening, and infant jaundice based on proprietary technology for the consideraton of two hundred thousand (200,000 dollars). This will enable discussions towards a merger, joint venture licensing or other substantial collaboration with Registrant by accessing Registran's United States and Japanese patent portfolio and research capabilities for both corporate and world-wide synergy. (MTC/SpectRx agreement attached and made a part hereof as Exhibit A).

                                                                       EXHIBIT A

October 20, 1997

Mediscience Technology Corp.
1235 Folkestone Way
Cherry Hill, New Jersey 08034

Gentlemen:

         In order to further our current discussions regarding a potential business relationship between Mediscience Technology Corp. (the "Company") and SpectRx, Inc. ("SpectRx"), we propose the following terms anad conditions:

         1. Contemporaneously herewith, SpectRx will pay to the Company the non-refundable sum of $200,000 (the "Earnest Money") in consideration of the covenants and agreements of the Company herein.

         2. For a period of ninety (90) days from the date hereof, the Company shall not, and shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by the Company to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, or hold any discussions in respect of, any inquiries or the making or receiving of any proposal that constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as hereinafter defined). The Company shall immediately advise SpectRx orally and in writing of any Transaction Proposal or any inquiries or discussions with respect thereto. During such period, neither the Board of Directors of the Company nor any committee thereof shall approve or recommend, or propose to approve or recommend, any Transaction Proposal. The Company will immediately notify SpectRx if any such inquiries or proposals are received by, any such informaiton is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company and shall promptly, but in any event within two (2) business days of receipt, furnish to SpectRx a copy of any such written proposal or a written summary of any such oral proposal. As used in this Letter Agreement, "Transaction Proposal" shall mean any tender or exchange offer, or proposal, other than a proposal by SpectRx or any of its affiliates, for a merger, share exchange or other business combination involving the Company or any proposal or offer to acquire in any manner an equity interest in the Company or all or any portion of the assets of the Company or to license all or any rights or properties of the Company.

         3. Neither the Company nor SpectRx will, for a period of one (1) year from the date hereof, (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the other party (unless approved by the Board of Directors of the other party), (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of any "proxy" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting of any voting securities of the other party,
(iii) form,

Mediscience Technology Corp.
October 20, 1997
Page 2


join in or in any way participate, directly or indirectly, in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of the other party, or (iv) otherwise act, alone or in concert with others, directly or indirectly, to seek control or influence or assist other to seek to control or influence the management, Board of Directors, or policies of the other party.

         4. The Company covenants and agrees to negotiate in good faith with SpectRx concerning a possible buisness relationship between the Company and SpectRx which may include a purchase of equity interests, merger or purchase or license of assets, rights or properties. In the event such a business relationship is agreed upon and definitive documentation is executed by the Company and SpectRx in respect thereof, SpectRx shall receive a credit for (and equal to) the Earnest Money against any considerations owed to the Company pursuant thereto. Neither the Company nor SpectRx shall have any obligation with respect to such a transaction unless and until such definitive documentation is executed.

         5. SpectRx has relied upon the opinion of Kriegsman & Kriegsman dated May 29, 1997, relative to certain patent rights of the Company, and its review of the Company's publicly filed documents, in entering into this Letter Agreement and paying the Earnest Money. Mediscience has relied upon the transmittal letter dated October 16, 1997 from Mark Samuels, CEO/SpectRx i entering this letter agreement.

         6. The terms and conditions of that certain Confidentiality Agreement executed by the Company and Spectrx as of September 28, 1997 and October 14, 1997, respectively, is hereby reaffirmed and remains in full force and effect.

         7. This Letter Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         8. This Letter Agreement shall be governed by the laws of the State of Georgia.

         If you agree with the contents of this Letter Agreement, please indicate your acceptance by signing a duplicate copy and returning it to the undersigned.

AGREED AND ACCEPTED:                                    Very truly yours,

MEDISCIENCE TECHNOLOGY CORP.                            SPECTRX, INC.

By:     s/sPeter Katevatis                              By:     s/sMark Samuels
        ------------------                                      ---------------
        Peter Katevatis                                         Mark Samuels
Title:  President/CEO                                   Title:  CEO